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                    SEPARATION AND CONFIDENTIALITY AGREEMENT
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     THIS SEPARATION AND CONFIDENTIALITY AGREEMENT is made effective as of the
23rd day of September 1999 by and between WILLIAM A. DOYLE, an individual ("Executive"), and INTERDIGITAL COMMUNICATIONS CORPORATION, a business corporation existing under the laws of the Commonwealth of Pennsylvania, together with each and every one of its predecessors, successors (by merger or otherwise), parents, subsidiaries, successors, assigns, directors, officers and employees (hereinafter collectively referred to as the "Company").

                              W I T N E S S E T H:

     WHEREAS, Executive has been employed by the Company in the capacity of President, is a member of the Board of Directors of the Company, and holds various positions in executive management and on the boards of the Company's subsidiaries; and

     WHEREAS, during his tenure as President of the Company, Executive and Company entered into an Employment Agreement dated November 20, 1996 (the "Employment Agreement") which provided for certain obligations and benefits upon the termination of Executive's employment; and

     WHEREAS, Executive intends to submit his resignation from his positions as a director, officer and employee of the Company, and the Company intends to accept such resignation; and

     WHEREAS, Executive and the Company also desire to settle fully and finally all differences between them, including, but in no way limited to, any differences arising out of any aspect of Executive's employment with the Company and/or out of his separation from that employment.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, Executive and the Company acting of their own free will and intending to be legally and irrevocably bound hereby, agree as follows:

     1. Prior Agreements. All agreements and understandings between Executive and the Company, whether oral or written, which were in effect at any time prior to the execution and delivery of this Agreement excluding (i) any agreement or obligation of the Company to indemnify Executive as an officer or director of the Company, (ii) the obligation of Company to reimburse Executive for reasonable Company business expenses incurred prior to September 23, 1999, (iii) any agreement under which Executive holds options, and (iv) Sections 6, 7, 8c, and 8d of the Employment Agreement (all such agreements and understandings other than those described in clause (i), (ii), (iii) and (iv) of this Section 1 being herein referred to as "Prior Agreements") are hereby terminated and of no further force and effect. Neither Executive nor the Company shall have any further rights or obligations under any such Prior Agreements.

     2. Employment Termination. Executive acknowledges and agrees that, effective as of September 23, 1999, he shall not render any further services to the Company in the capacity of employee, officer or director of the Company, and that, as of this date, has effectively resigned from any and all positions that he heretofore held with the Company, its subsidiaries and affiliates. Contemporaneously with the execution and delivery of this Agreement, Executive shall execute and deliver to the Company a formal resignation from his positions as President and member of the Board of Directors and similar resignations with respect to each and every subsidiary of the Corporation for which he served as an officer and/or director. Executive further acknowledges and agrees that, effective as of September 23, 1999, he shall no longer be authorized to represent, to incur any expenses or liabilities or to take any other action on behalf of the Company. In addition, Executive acknowledges and agrees that the Company shall not have any obligation, contractual or otherwise, to rehire, reemploy or recall him in the future and/or to pay or to make available to him any additional compensation or benefits after that date except as required by law or as specifically provided herein.

     3. Employment Agreement. Company waives its rights under Sections 8a and 8b of the Employment Agreement. Executive and Company waive any prior notice requirements applicable to Executive's resignation. Executive reaffirms his obligations under Sections 6 and 7 of the Employment Agreement.

     4. Consideration. In consideration for the general release described in
Section 8 hereunder and for all other agreements by Executive contained in this Agreement, the Company shall provide Executive with the following benefits and compensation provided Executive does not revoke this Agreement pursuant to
Section 8 herein:

        (a) Salary Continuation. Company shall pay to Executive all accrued but unpaid (as of September 23, 1999) base salary and vacation. In addition, Company shall pay to Executive severance in an amount equal to Executive's current base salary (i.e., $275,000 per annum) for the period of thirteen (13) months. All such amounts shall be payable in accordance with Company's normal payroll practices.

        (b) Executive Bonuses. Company shall pay Executive on the earlier of March 31, 2000 or the date the Company pays bonuses to executives and employees for 1999, Executive's full bonus applicable to the 1999 calendar year as if Executive had fully served during such term as President. Such bonus shall be determined in accordance with the 1999 Employee Bonus Plan to be adopted by the Company's Board of Directors. In determining such bonus, Executive shall (i) be assigned an annual target incentive bonus of no less than ten percentage points above the annual incentive target bonus for Executive Vice Presidents, (ii) be deemed to have achieved an individual performance appraisal rating of no less than "3" (equating to an achievement of 80% of the target bonus associated with the individual goal) and (iii) to have a base salary of $275,000. With regard to the Executive, the entire bonus shall be paid in cash notwithstanding the option of the Company under the Plan to pay a portion of such bonus in non-cash consideration. Notwithstanding the foregoing, Executive's minimum bonus shall be $90,000.

        (c) Medical Benefit Continuation.

           (i) It is the intention of the parties hereto that Executive's status as an active participant under the Company's basic group medical and dental insurance will continue insofar as permitted by the contracts with the Company's group insurance providers and by applicable law through September
22, 2000. Any required employee contribution to the medical or dental plan premium will be deducted from Executive's salary continuation payments.

           (ii) In the event that the Company determines that the continued inclusion of Executive as an active participant in its basic group insurance plans is not permitted by its providers, the Company shall so advise Executive by written notice. Furthermore, in such event, as part of the severance package made available to Executive hereunder, the Company agrees to bear the cost of continuing Executive's group medical benefits under COBRA (except for amounts which would be contributory by Executive if he were still employed by the Company) through September 22, 2000 provided that Executive elects COBRA coverage and that he satisfies the statutory eligibility criteria.

           (iii) The Company's obligation to continue medical and dental coverage will cease if Executive is eligible to participate in a comparable medical plan with a new employer. In this case, Executive agrees immediately to notify the Company by written notice to Gary Isaacs, Vice President of Human Resources of the Company.

        (d) Stock Options. As of the date hereof, Executive holds the options set forth on the table below. Notwithstanding any vesting schedules applicable to such options, all such options shall be fully vested. In addition, notwithstanding termination of Executive's employment with the Company, the Company represents and agrees that the termination dates of these options shall be extended, as reflected on the table below, subject to the change of control provisions in the applicable stock option plan under which the stock options were granted.

Options             Option Exercise       Current Expiration     Early              New
Outstanding         Price                 Date                   Termination        Termination
                                                                 Date               Date
-----------------------------------------------------------------------------------------------
   30,000           $4.0000               12/31/2000             12/31/2000         12/31/2000
   60,000           $5.2500               8/24/2002              8/24/2002          8/24/2002
    5,000           $9.2500               12/27/2002             12/27/2002         12/27/2002
   20,000           $4.3750               3/22/2004              3/22/2004          3/22/2004
  200,000           $5.4375               9/21/2007              9/21/2007          9/21/2007
   10,000           $5.8750               2/20/2001              12/23/1999         2/20/2001
   33,334           $3.0000               12/10/2004             3/23/2000          9/22/2001
   40,000           $7.6875               10/5/2006              3/23/2000          9/22/2001

        (e) Computer Equipment. Executive may retain, and the Company hereby conveys all right and title to Executive, for the laptop computer at his home and the Palm Pilot previously provided to him by the Company.

        (f) Subscription. Company shall maintain Executive's Wall Street Journal subscription on his behalf through the end of the subscription period. Company shall arrange for delivery of this subscription to Executive's home address.

        (g) Voice Mail, Email, Cell Phone and Card Access. William Merritt, General Counsel to the Company, will screen Executive's email and forward to him any personal messages through the end of 1999. In addition, the Company will maintain an active voice mail for Executive through the end of 1999. Executive may retain, and the Company hereby conveys all right and title to the cellular phone provided to Executive by Company, and Company agrees to reimburse Executive for all termination or early cancellation charges incurred by Executive as a result of any change to or cancellation of the AT&T cellular plan in which the Executive is currently subscribed. Executive shall retain his office keys and Executive's card access to the building will be maintained so that Executive can retrieve his personal belongings until September 27, 1999.

        (h) Outplacement. Company will pay for Executive to receive six (6) months of outplacement service, such outplacement service to be commensurate with the type of position held by the Executive in the Company. Further, Executive may extend the outplacement, at his option and at Company's expense, on a month to month basis for an additional three (3) months and for such further time as may be mutually agreed to (Company's agreement not to be unreasonably withheld).

        (h) Miscellaneous Benefits. (i) Executive's (but not Company's) contributions to the 401(k) Savings Plan will continue if Company is permitted to do so by law and under the terms of the Plan. Otherwise, Executives payroll deductions will cease effective September 23, 1999.

           (ii) If Executive is a participant in Flexible Reimbursement Account, he has the option to continue participation in the plan through deductions from salary continuation or cancel his deductions effective September 23, 1999. If Executive wishes to cancel this deduction, he should complete a Flexible Reimbursement Account change form and return to Mr. Isaacs, Vice President of Human Resources to effect this change.

           (iii) Executives life and disability insurance shall terminate on September 23, 1999. Executive should contact Mr. Isaacs for information about converting insurance policies to an individual policy.

           (iv) Executive may be eligible to file for unemployment benefits immediately. Executive's salary continuance and vacation day pay should not reduce the unemployment compensation. There is a one week waiting period for eligibility. Executive should contact his state unemployment office and sign up as soon as possible.

     5. Confidentiality.

        (a) Executive agrees that he will not disclose or use for his direct or indirect benefit or the direct or indirect benefit of any third party, any Confidential Information (as hereinafter defined) of the Company. In general, "Confidential Information" means any and all confidential or confidential and proprietary information of the Company, whether any information relating to computer codes or instructions (including source and object code listings, logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation); computer processing systems and techniques; layouts; flowcharts; specifications; know-how; any associated user or other manuals or other like textual materials (including any other data and materials used in performing Executive's duties); all computer inputs and outputs (regardless of the media on which stored or located); hardware and software configurations; designs; interfaces; research; processes; inventions; products; methods; marketing sales and distribution data, methods, plans and efforts; the Company's relationship with actual and prospective customers, contractors and suppliers; sales, business, alliance and strategic plans; alliance agreements; license agreements; budgets; any other materials prepared by Executive or other employees in the course of, relating to or arising out of their employment, or prepared by any other contractor for the Company or its customers. For purposes hereof, the term "Confidential Information" shall not include materials or information that (i) were possessed by Executive before his employment by the Company, (ii) have been disclosed or made available to the general public by the Company or by a third party who is not bound by a confidentiality agreement with the Company and who is not otherwise prohibited from disclosing the materials or information to the general public, or (iii) are generally available or known within the Company's industry.

        (b) Executive agrees that he will, effective the date of his employment termination: (i) discontinue all use of Confidential Information;
(ii) return to the Company all material furnished by the Company that contains Confidential Information; (iii) erase or destroy any Confidential Information contained in computer memory or data storage apparatus under the ownership or control of Executive; and (iv) remove Confidential Information from any software under the ownership or control of Executive that incorporates or uses Confidential Information in whole or in part.

        (c) Executive agrees to return to the Company on the effective date of his employment termination, any documents, records, notebooks, files, correspondence, reports, memorandum, personal property owned by the Company, or any other documents and material containing Confidential Information. Executive represents that he has returned all door and file keys, card key passes, computer access cards, software, credit cards and other physical property of any kind owned by the Company that Executive received in connection with his employment, except as otherwise provided by 4(e) and 4(g) herein. Executive further agrees that he will not make, retain, remove or distribute any copies of any of the foregoing.

        6. Confidentiality of Terms. Executive agrees that the terms of this Agreement shall remain completely confidential, and he will not hereafter disclose any information concerning this Agreement to anyone except: (a) his spouse and family; (b) his personal attorneys, if any; (c) his personal financial and/or tax advisors; (d) taxing authorities; (e) as may be appropriate to prosecute or defend legal proceedings to enforce this Agreement; and (f) as otherwise may be required by law or court order. Executive further understands that such information may be disclosed to the aforementioned individuals only on the condition that such individuals in turn agree to keep such information completely confidential, and not disclose it to others, except as may otherwise be required by law or court order. After his resignation and in response to any inquiries by employees of the Company or third parties concerning any of the terms of this Agreement, Executive agrees (i) to state only that he resigned his employment or to state information publicly disclosed by the Company, whether in press releases, public filings or otherwise, or (ii) if information publicly disclosed by the Company, whether in press releases, public filings or otherwise, concerning this Agreement is inaccurate in any material respect, Executive may respond to the inquiry with accurate corrective information so long as Executive has previously notified the Company of the material inaccuracy and requested the Company to issue a corrective disclosure and the Company has failed to issue such a corrective disclosure within five days of Executive's notification and request. Nothing herein shall prohibit Executive from disclosing to third parties the provisions of Sections 5 and 6 of this Agreement.

        7. Nondisparagement. Neither Executive nor the Company will make to any person outside the employment of that party any tortiously defamatory or disparaging statement with regard to the other party or the other party's business.

        8. Waiver and Release of Claims. (a) In consideration of the foregoing, except as set forth in Section 8(c) hereof, Executive completely releases, relinquishes, waives and discharges the Company from all claims, liabilities, demands and causes of action, known or unknown, filed or contingent, which he may have or claim to have against the Company as of the date of the signing of this Agreement arising out of or in any way related to his employment with the Company or the termination of that employment. Executive agrees that he has executed this Agreement and this release on his own behalf, and also on behalf of his heirs, agents, representatives, successors and assigns. This release includes, but is not limited to, a release of any rights or claims he may have under:

           (i) the Age Discrimination in Employment Act, which prohibits age discrimination in employment;

           (ii) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex;

           (iii) the Americans with Disabilities Act which prohibits discrimination on the basis of a covered disability;

           (iv) the Employer Retirement and Income Security Act, which prohibits discrimination on the basis of entitlement to certain benefits;

           (v) any other federal, state or local laws or regulations prohibiting employment discrimination;

           (vi) breach of any express or implied contract claims;

           (vii) wrongful termination or any other tort claims, including claims for attorney's fees, whether based on common law, or otherwise.

           (viii) all claims to acquire any other rights or entitlements of stock, warrants, options, or other securities of the Company or any related entity, other than pursuant to the exercise of stock options currently held by Executive or acquired or to be acquired by Executive otherwise than from the Company, subject to the limitations set out in Paragraph 4(d) of this Agreement.

        (b) In executing this Agreement and the general release contained in this Section 8 above, Executive acknowledges the following:

           (i) Executive has read all of the terms of this Agreement, and has had an opportunity to discuss it with individuals of his own choice who are not associated with the Company. Executive has been advised by the Company to consult with an attorney of his own choosing.

           (ii) Executive has been given the opportunity to take a period of at least twenty-one (21) days within which to consider this Agreement. If Executive chooses to sign this Agreement before that date, he has done so knowingly and voluntarily.

           (iii) Executive understands that he has the right to change his mind and cancel this Agreement within seven (7) days following the date that he signed it. This Agreement will not be effective until the end of this period, without revocation.

           (iv) Executive understands the terms of this Agreement, including the fact that he has permanently and irrevocably severed his employment relationship with the Company and that this Agreement releases forever the Company from any legal action rising from his employment relationship and the termination of his employment relationship with the Company. Executive signs this Agreement of his own free will in exchange for the consideration to be given to him, as listed above, which he acknowledges as adequate and satisfactory. Neither the Company, nor its agents, representatives or employees, have made any representations to Executive concerning the terms of effects for this Agreement, other than those contained in this Agreement. Executive also acknowledges that the parties have complied with the requirements of the Older Workers Benefit Protection Act of 1990.

           (v) Executive understands, however, that by signing this release, he does not waive rights to: (i) claims arising under any applicable worker's compensation laws; (ii) any claims which the law states may not be waived;
and (iii) his vested rights under the regular employment benefit plans of the Company, in effect as of the date this Agreement; (iv) his vested rights under the Company's stock option plans and agreements; and (v) his rights to obtain indemnification under the Company's Articles of Incorporation, By-laws, and applicable Pennsylvania law.

        (b) In consideration of the foregoing, except as set forth in Section 8(c) hereof, the Company in turn completely releases, relinquishes, waives and discharges Executive and Executive's agents, representatives and heirs from all claims, liabilities, demands and causes of action, known or unknown, filed or contingent, which it may have or claim to have against Executive as of the date of the signing of this Agreement arising out of or in any way related to Executive's employment or directorship with the Company or the termination of that employment or directorship. The Company agrees that it has executed this Agreement and this release on its own behalf, and on behalf of its subsidiaries, successors and assigns.

        (c) Executive and the Company specifically acknowledge and hereby agree that the provisions of this general release extend to all of the aforementioned actions, whether presently matured or not matured, known or unknown, suspected or unsuspected by Executive and by the Company, and further agree that this constitutes an essential, material term of this Agreement. Notwithstanding the foregoing, Executive and the Company expressly agree that the releases set forth in this Section 8 shall not apply to any and all suits, causes of action, claims, demands, charges, complaints, obligations or any actions of any sort whatsoever, whether in law or equity, directly or indirectly, relating to or in any way arising out of any aspect of this Agreement and any other agreements and instruments related to the transactions contemplated herein.

     9. No Admission. This Agreement shall not in any way be construed as an admission by either Executive or the Company that either has acted wrongfully with respect to the other party or that any action taken by Executive or the Company with respect to the other at any time prior to the execution of this Agreement has been unwarranted, unjustified, discriminatory, or otherwise unlawful. Rather, it is understood and agreed that this Agreement constitutes a good faith settlement of any and all claims between the parties, and, except as set forth in Section 8(c) hereof, Executive and the Company hereby specifically disclaim any liability to or wrongful acts against the other party on the part of itself, its directors, officers, employees, agents and/or other representatives including legal counsel of any kind.

     10. Indemnification. To the extent permitted by law, the Company agrees to defend, indemnify and hold Executive harmless against any threatened or pending actions or proceedings, whether brought by a third party or as a derivative action, by reason of the fact that Executive was an officer or representative of the Company acting within the scope of his employment.

     11. Cooperation. (a) Executive agrees to cooperate and provide assistance to Company as reasonably necessary in connection with his resignation and the change-over resulting therefrom.

        (b) Executive understands that he will not in the future voluntarily assist any individual or entity in preparing, commencing or prosecuting any action or proceeding against the Company, its directors, officers, employees, or affiliates, including but not limited to, any administrative agency claims, charges or complaints and/or lawsuits against the Company, its directors, officers, employees or affiliates, or to voluntarily participate or cooperate in any such action or proceeding, except as such waiver is specifically prohibited by statute. Executive also agrees that he will cooperate with and assist (including by testifying if requested by the Company) the Company in its defense of any such action or proceeding, as well as any other actions or proceedings currently pending or threatened against the Company or hereafter initiated against the Company. In this regard, Company shall reimburse Executive for lost work time. In addition, assist time (other than time spent testifying) shall not exceed one and one-half (1-1/2) days for each day of anticipated testimony time. This Agreement shall not preclude Executive from testifying in such an action or proceeding if he is compelled to do so pursuant to a subpoena or other court order. However, Executive expressly agrees that he will provide written notice addressed to the attention of William Merritt, Senior Vice President, General Counsel & Secretary, InterDigital Communications Corporation, 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409 (Fax No. 610-878-7844) if he should receive, by service or otherwise, a notice, subpoena or other court order or any other written request seeking or requiring him to testify or otherwise participate in or assist in any action or proceeding against the Company, such notice to be so provided within twenty-four (24) hours of Executive becoming personally aware of the delivery to Executive or anyone acting on his behalf of such notice, subpoena, order or request.

     12. Entire Agreement. This Agreement constitutes the entire understanding between Executive and the Company and supersede all other agreements, whether written or oral, with respect to the transactions contemplated herein. This Agreement may not be amended or modified by either party unless such amendment or modification is memorialized in a writing signed by each of the parties hereto.

     13. Waiver. Any waiver by either party of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

     14. Governing Law. All issues concerning this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Pennsylvania. The parties hereto agree that any action to enforce this Agreement may be properly brought in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania, and the parties hereto agree that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

     15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     16. Further Assurances. From time to time after the execution of this Agreement, each of the parties hereto hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

     17. Assignment. This Agreement may not be assigned by Executive or the Company without the express written consent of the other; except, that this Agreement may be assigned by the Company to the purchaser of substantially all of the Company's assets or by operation of law (including, without limitation, pursuant to a merger or consolidation of the Company) without consent.

     18. Enforcement. All remedies at law and equity shall be available for the enforcement of this Agreement.

     19. Opportunity to Review and Right to Revoke. Executive hereby acknowledges that he is acting of his own free will, that he has been afforded a reasonable time to read and review the terms of this Agreement, that he has had an opportunity to seek the advice of counsel and that he is voluntarily entering into this Agreement with full knowledge of its respective provisions and effects.

     20. Contractual Effect. The parties understand and acknowledge that the terms of this Agreement are contractual and not a mere recital. Consequently, they expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, and that it shall be binding upon the respective parties as well as their heirs, executors, successors, administrators and assigns.

     21. Tax Withholding. Executive and the Company acknowledge and agree that the Company will withhold all applicable withholding taxes as required in accordance with applicable law in respect of amounts being paid or otherwise provided by the Company to Executive hereunder.

     IN WITNESS WHEREOF, Executive and the Company each acknowledge that they are acting of their own free will, that they have had a sufficient opportunity to read and review the terms of this Agreement, they have each received the advice of their respective counsel with respect hereto, and that they have voluntarily caused the execution of this Agreement and by reference herein as of the day and year set forth below.

                                        Witness:
----------------------------------               -----------------------------
WILLIAM A. DOYLE

Date:
       --------------------

INTERDIGITAL COMMUNICATIONS CORPORATION:

By:                                     Attest:
    ------------------------------               -----------------------------

Title:
       ---------------------------
Date:
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